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                                                        EXHIBIT 10.32


                                   AGREEMENT


                 This Agreement dated as of August 25, 1997 is by and between VASCO Data Security International, Inc., a Delaware corporation ("International") and VASCO CORP., a Delaware corporation ("VASCO").
                 WHEREAS, in connection with a proposed reorganization of VASCO, International is undertaking an offer to exchange International shares, warrants and options for VASCO shares, warrants and options (the "Exchange Offer") pursuant to a registration statement to be filed under the Securities Act of 1933, as amended (the "Registration Statement"); and
                 WHEREAS, VASCO and International desire that upon consummation of the Exchange Offer certain obligations of VASCO be assumed by International.
                 NOW, THEREFORE, the parties agree as follows:
                 1. Substitution of Shares. Effective upon the consummation of the Exchange Offer, shares of Common Stock of International shall be substituted for shares of VASCO Common Stock which may be acquired pursuant to the Exchange Offer. Upon consummation of the Exchange Offer VASCO and International shall enter into such agreements as may be necessary or appropriate to effect the substitution of rights to acquire shares of International Common Stock for rights to acquire shares of VASCO Common Stock, including without limitation, the following agreements (as defined in the Registration Statement): New VASCO Option Agreements, New VASCO Convertible Note Agreements and New VASCO Warrant Agreements. Further, upon consummation of the Exchange Offer VASCO and International shall enter into such amendments to VASCO registration rights agreements, including without limitation, the Registration Rights Agreement dated October 7, 1995, as amended, with Irwin Schloss Enterprises Inc. and eight other investors, and VASCO agreements with Generale Bank, Banque Paribas Belgique, S.A., Banque Paribas S.A.,


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Osprey Partners, Kyoto Securities, Ltd., Mario Houthooft, Guy Denudt and others to substitute International shares of Common Stock for shares of VASCO Common Stock and make other changes in the agreements, all as approved by T. Kendall Hunt.

                 2. Assumption of Obligations. Effective upon consummation of the Exchange Offer, all rights and obligations of VASCO under the Financing Agreement dated as of June 27, 1997 between Generale Bank and VASCO (the "Financing Agreement") and the issuance of shares under the related Convertible Notes and Stock Warrants shall, without further action, be assumed in their entirety by International. This Agreement shall constitute International's express written undertaking of such rights and obligations and, following consummation of the Exchange Offer, International shall deliver to Generale Bank a copy of this Agreement, or such other written undertaking as International deems appropriate, as evidence of International's assumption pursuant to Article 5.4 of the Financing Agreement.
                 IN WITNESS WHEREOF, the parties have duly executed this Agreement.

                                        VASCO CORP.



                                        By: /s/ T. Kendall Hunt
                                           -------------------------
                                        Its:  President



                                        VASCO Data Security International, Inc.


                                        By: /s/ T. Kendall Hunt
                                           -------------------------
                                        Its:  President




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